UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2019

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	MSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of MSA Safety Incorporated was held on May 17, 2019. The following matters were acted upon:

1. Election of Directors

Robert A. Bruggeworth, Gregory B. Jordan, Rebecca B. Roberts and William R. Sperry were elected to serve until the Annual Meeting in 2022, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Bruggeworth	29,734,358	613,610	4,972,854
Gregory B. Jordan	28,231,963	2,116,005	4,972,854
Rebecca B. Roberts	30,256,726	91,242	4,972,854
William R. Sperry	30,315,067	32,901	4,972,854

Continuing as directors, with terms expiring in 2020, are Diane M. Pearse, William M. Lambert and Nishan J. Vartanian. Continuing as directors, with terms expiring in 2021, are Thomas W. Giacomini, Sandra Phillips Rogers and John T. Ryan, III.

2. Selection of Independent Registered Public Accounting Firm

Ernst & Young LLP was selected as the independent registered public accounting firm for the year ending December 31, 2019, by the following votes:

Votes For	Votes Against	Abstentions
35,011,758	248,055	61,009

3. Advisory Vote to Approve Executive Compensation

The results of the advisory vote to approve the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,936,035	288,158	123,775	4,972,854

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Senior Vice President, Secretary and
Chief Legal Officer

Date: May 21, 2019